Exhibit 10.26
SIXTH AMENDMENT OF
LOAN AGREEMENT
     THIS SIXTH AMENDMENT OF LOAN AGREEMENT (“Amendment”) is made this 7th day of November, 2006 by Summit Hotel Properties, LLC, a South Dakota limited liability company (“Borrower”) and First National Bank of Omaha, a national banking association (“Bank”) and amends that certain Loan Agreement dated July 20, 2004 between Borrower and Bank (“Loan Agreement”).
     WHEREAS, pursuant to the Loan Agreement and the other Loan Documents, Bank extended to Borrower a Line of Credit in the maximum principal amount of $18,000,000.00 more fully described in the Loan Agreement;
     WHEREAS, The Summit Group, Inc. issued its Guaranty dated of even date with the Loan Agreement (“Guaranty”) in support of the Line of Credit and Borrower’s obligations under the Loan Agreement and other Loan Documents, with such Guaranty secured by the Collateral defined in that certain Pledge Agreement dated of even date with the Loan Agreement (“Pledge Agreement”) executed by The Summit Group, Inc. in favor of Bank;
     WHEREAS, pursuant to that certain First Amendment of Loan Agreement dated October 1, 2004 and under the terms and conditions thereof, Borrower requested and Bank advanced the Boise Acquisition Advance;
     WHEREAS, under the terms of that certain Second Amendment of Loan Agreement dated June of 2005 and under the terms and conditions thereof, the maximum principal amount available under the Line of Credit was increased to $25,000,000.00, and Borrower was permitted to use Advances to construct improvements to Property acquired by Borrower;
     WHEREAS, under the terms of that certain Third Amendment of Loan Agreement dated August 24, 2005, the Termination Date was extended to June 24, 2007; and
     WHEREAS, under the terms of that certain Fourth Amendment of Loan Agreement dated March 1, 2006, the maximum principal amount available under the Line of Credit was increased to $30,000,000.00, West Bank became a participant in the Line of Credit and the Loan Agreement was otherwise amended as provided for therein; and
     WHEREAS, under the terms of that certain Fifth Amendment of Loan Agreement dated April 12, 2006, the Line of Credit was permitted to be used to support the issuance, for the account of Borrower, of letters of credit;
     WHEREAS, under the terms of this Amendment, Borrower has requested and Bank has agreed to extend the Termination Date, to decrease the interest rate applicable to the Line of Credit as provided for below, to release the Guaranty and to otherwise amend the Loan Agreement as provided for below.
     NOW, THEREFORE, in consideration of the amendments to the Loan Agreement provided for below, the mutual covenants herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

     1. Capitalized terms used herein shall have the meaning given to such terms in the Loan Agreement, unless specifically defined herein.
     2. Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to June 24, 2007 as the Termination Date and inserting in lieu thereof June 24, 2008. Any other reference in the Loan Agreement and the other Loan Documents to the Termination Date shall be amended consistent with the foregoing.
     3. Section 1.6 of the Loan Agreement entitled “Interest” is hereby deleted in its entirety and the following is inserted in lieu thereof:
     1.6. Interest. The principal balance of each Acquisition Advance shall bear interest at a variable per annum rate equal to three quarters of one percent (3/4%) below the National Base Rate. The principal balance of each Equity Advance shall bear interest at a variable per annum rate equal to one half of one percent (1/2%) below the National Base Rate. The principal balance of each Working Capital Advance shall bear interest at a variable per annum rate equal to one half of one percent (1/2%) below the National Base Rate. Interest on Advances shall be payable monthly, in arrears. Accrued interest shall also be payable at maturity, whether by acceleration or otherwise. Interest shall be calculated on the number of days outstanding based upon a year consisting of three hundred and sixty (360) days. The principal balance of the Advances shall bear interest after default or maturity at a variable per annum rate of four percent (4%) in excess of the National Base Rate, but not to exceed the maximum rate allowed by law. National Base Rate means the per annum rate of interest announced by Lender from time to time as its prime rate of interest, which when used to compute the rate of interest hereunder shall change as of the day immediately following the date of any change in said National Base Rate. No representation is made that the National Base Rate is the best, lowest or a favored rate of interest.
To the extent necessary or applicable, the other Loan Documents are hereby amended consistent with the foregoing.
     4. Section 7.2(c) of the Loan Agreement is hereby deleted in its entirety.
     5. Section 4.2 of the Loan Agreement is hereby amended by adding a new subsection (h) to Section 4.2 of the Loan Agreement as follows:
     “(h) Company shall provide Lender with a copy of any Appraisal Report of the Property acquired with an Equity Advance within ten (10) days after Borrower’s receipt of such report.”
     6. Effective on the date of this Amendment, Bank hereby agrees to release the Guaranty and the Collateral securing the Guaranty under the Pledge Agreement and the Guaranty and Pledge Agreement shall be of no further force or effect.
     7. Except as modified and amended herein, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and affirmed by Borrower. To the extent necessary, the other Loan Documents are hereby amended to be consistent with the terms of this Amendment.

     8. Borrower certifies and reaffirms by its execution hereof that the representations and warranties set forth in the Loan Agreement and the other Loan Documents are true as of this date, and that no Event of Default under the Loan Agreement or any other Loan Document, and no event which, with the giving of notices or passage of time or both, would become such an Event of Default, has occurred as of execution hereof.
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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

FIRST NATIONAL BANK OF OMAHA

/s/ Marc. T. Wisdom

By:	Marc T. Wisdom
Title:	Second Vice President

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By:	/s/ Kerry W. Boekelheide Kerry W. Boekelheide,
President

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